FIRST AMENDMENT

                               OF

            EXCLUSIVE LICENSEE TERRITORIAL AGREEMENT


     THIS  AMENDMENT  is made and entered into this 15th day  of  February,

1999,  by  and  between  JAMES  E.  BEECHAM  (hereinafter  referred  to  as

"Inventor")  and  ANONYMOUS DATA CORPORATION (hereinafter  referred  to  as

"Licensee");

      WHEREAS, Inventor and Licensee entered into an Exclusive Licensee Territorial Agreement dated May 14, 1998, and

     WHEREAS, the parties now desire to amend the Exclusive Licensee Territorial Agreement,

     NOW THEREFORE, said Exclusive Licensee Territorial Agreement is hereby amended as follows:

     1. Paragraph 3 shall be deleted in its entirety and the following inserted in lieu thereof.

     "3. Provided Licensee is not in breach, default or violation of this Agreement, INVENTOR agrees:

               (a) not to license any other person or entity to use, make, sell or operate the PRODUCTS and SERVICES covered under US Patents 08/910,062 and 08/686,211 in the geographic territory during the term of this
          Agreement  without  prior  written  agreement  of   the
          parties.

               (b) Inventor grants the same exclusive license to Licensee for the intellectual property rights and patents described in the Exclusive Licensee Territorial Agreement in all other Countries in the World. This exclusive license shall be on a Country by Country basis and exercised by Licensee giving notice to Inventor of its desire for the exclusive use in a Country. Licensee agree to pay Inventor royalties in accordance with the terms of the original Exclusive Licensee Territorial Agreement. In the event the Country is a Patent Country, Licensee shall pay all expenses required to file the necessary documentation to obtain the patent. In the event Licensee does not transact business in the Country within a twelve month period, the rights and patents in that Country become the property of Inventor.

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               (c)  In  the  event  Inventor desires  the  rights
          and/or patent in a certain Country, Inventor shall notify Licensee of his desire to obtain the license rights to the requested Country. Licensee shall have thirty days after Inventor's notification to release its license right in that Country or to notify Inventor of Licensee's desire to use its license rights in that
          Country.   In  the  event  Licensee  fails  to   notify
          Inventor within the thirty-day period, the license rights to that Country shall be the property of Inventor.

     2. Paragraph 4 shall be deleted in its entirety and the following inserted in lieu thereof:

     "4. The term of this Agreement shall be 18 years from the date of full execution of this Agreement and for so long a period as Licensee shall remain in business and in compliance with this Agreement."

 3. All other terms and conditions of the Exclusive Licensee Territorial Agreement between the parties dated May 14, 1998, shall remain as written.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment to

Exclusive  Licensee  Territorial Agreement the day  and  year  first  above written.

                                   INVENTOR:


                                   /s/James E Beecham
                                   JAMES E. BEECHAM

                                   ANONYMOUS DATA CORPORATION


                                   By /s/ Tom Toyoyama
                                        TOM YOKOYAMA, President